UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, S&W Seed Company Australia Pty Ltd (“S&W Australia”), a wholly-owned subsidiary of S&W Seed Company (the “Company”), adopted a voluntary plan of administration on July 24, 2024, and on October 11, 2024, creditors of S&W Australia approved a proposed Deed of Company Arrangement (“DOCA”) pursuant to which, among other things, all of the outstanding shares of S&W Australia would be transferred to Avior Asset Management No. 3 Pty Ltd. In order to facilitate the satisfaction of certain conditions to the effectiveness of the DOCA, on November 22, 2024, the Company entered into (i) a Business Transfer Agreement, (ii) a Transitional Services Deed and (iii) a Deed of Settlement and Release with S&W Australia. The Company also entered into a Deed of Release of US Corporate Guarantee with National Australia Bank Limited (“NAB”), and obtained a release of certain applicable liens from CIBC Bank USA (“CIBC”).

Business Transfer Agreement

Under the Business Transfer Agreement, the Company transferred certain intellectual property rights related to alfalfa and white clover seeds necessary for S&W Australia’s continued operations (the “IP Rights”), along with certain related inventory, to S&W Australia. Pursuant to the agreement, S&W Australia granted the Company a non-exclusive, non-transferable, royalty-bearing license to the IP Rights for the sale of products in the United States, Mexico, Canada, Central America, and South America for a term of five years. S&W Australia is entitled to receive a royalty in the mid-single digits from the Company on gross revenue generated from the licensed IP Rights.

Transitional Services Deed

Under the Transitional Services Deed, the Company agreed to continue providing certain services it has generally provided to S&W Australia on a temporary basis to support the transition of services from the Company to S&W Australia. Each party will be responsible for its own transition costs. The services provided per the Transitional Services Deed will terminate between February 12, 2025 and August 31, 2025, unless terminated earlier pursuant to its terms.

Deed of Settlement and Release

Under the Deed of Settlement and Release, in consideration for the Company’s (i) transfers under the Business Transfer Agreement, (ii) services rendered under the Transitional Services Deed and (iii) certain other payments, S&W Australia released the Company from all intercompany liabilities and obligations.

Deed of Release of US Corporate Guarantee

S&W Australia’s Amended and Restated Finance Agreement with NAB, effective November 17, 2023 (the “NAB Finance Agreement”) was guaranteed by the Company up to a maximum of AUD $15.0 million (USD $10.4 million as of September 30, 2024) (the “Parent Guarantee”). Under the Deed of Release of US Corporate Guarantee, NAB released the Company from all liability under the Parent Guarantee and related to the NAB Finance Agreement.

Lien Release

Pursuant to the Company’s Amended and Restated Loan and Security Agreement with CIBC dated March 22, 2023 (as amended, the “CIBC Loan Agreement”), CIBC obtained a security interest in the Company’s assets. In connection with the execution of the agreements listed above, CIBC consented to the transfer of, and released its security interests in, the assets of the Company to be transferred to S&W Australia pursuant to the Business Transfer Agreement as described above.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated financial statements of the Company as of and for the three months ended September 30, 2024 and the fiscal year ended June 30, 2024 and the notes related thereto, in each case giving effect to the transfer of all outstanding shares of S&W Australia, as well as certain assets, to a third party, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit	Description
99.1	Unaudited pro forma financial information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is furnished and shall not be deemed "filed" for purposes of the Exchange Act, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

	By:	/s/ Vanessa Baughman
Vanessa Baughman
Chief Financial Officer
Date: November 27, 2024